Exhibit 99.2

PLYMOUTH INDUSTRIAL REIT INC.

Overview to Unaudited Pro Forma Condensed Consolidated Financial Statements

On June 18, 2025, Plymouth Industrial REIT, Inc. ("Plymouth" or the "Company") acquired a 21-building portfolio of industrial properties located across Columbus, Ohio, Cleveland, Ohio and Cincinnati, Ohio (collectively, the "Ohio Properties") from an unrelated third party. The Ohio Properties total approximately 2.0 million square feet of rentable space. Total consideration for the acquisition was approximately $193.0 million, net of acquisition costs.

The accompanying unaudited pro forma condensed consolidated financial statements have been derived from the historical condensed consolidated financial statements of the Company. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2025 is presented to reflect adjustments to the Company’s historical balance sheet as if the acquisition of the Ohio Properties was completed on March 31, 2025. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2025 and for the year ended December 31, 2024 are presented as if the acquisition of the Ohio Properties was completed on the first day of the period presented, January 1, 2024.

The following unaudited pro forma condensed consolidated financial statements should be read in conjunction with (i) our historical unaudited condensed consolidated financial statements as of March 31, 2025 and for the three months ended March 31, 2025 in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 and (ii) our consolidated financial statements for the twelve months ended December 31, 2024 in our Annual Report on Form 10-K for the year ended December 31, 2024.

The Company has based the unaudited pro forma adjustments on available information and assumptions that it believes are reasonable. The following unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not necessarily indicative of what the Company’s actual financial position would have been as of March 31, 2025 assuming the Ohio Properties acquisition had been completed on March 31, 2025, what actual results of operations would have been for the three months ended March 31, 2025 and the year ended December 31, 2024 assuming the Ohio Properties acquisition was completed on the first day of the period presented, January 1, 2024, and are not indicative of future results of operations or financial condition and should not be viewed as indicative of future results of operations or financial condition.

Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2025

(Unaudited and in thousands)

	Plymouth
	Industrial		Company
	REIT, Inc.	Ohio Properties	Pro Forma
	(A)	(B)

Assets
Real estate properties	$1,480,793	$186,904	$1,667,697
Less accumulated depreciation	(276,600)	-	(276,600)
Real estate properties, net	1,204,193	186,904	1,391,097

Cash	19,126	(3,530)	15,596
Cash held in escrow	818	-	818
Restricted cash	23,578	-	23,578
Investment in unconsolidated joint ventures	54,329	-	54,329
Deferred leasing intangibles, net	44,711	12,483	57,194
Other assets	41,167	-	41,167
Interest rate swaps	13,157	-	13,157
Forward contract asset	5,185	-	5,185
Total assets	$1,406,264	$195,857	$1,602,121

Liabilities, Redeemable Non-controlling Interest and Equity
Liabilities
Secured debt, net	$175,236	$-	$175,236
Unsecured debt, net	447,935	-	447,935
Borrowings under line of credit	84,500	193,000	277,500
Accounts payable, accrued expenses and other liabilities	78,739	-	78,739
Warrant liability	33,090	-	33,090
Deferred lease intangibles, net	5,133	2,857	7,990
Financing lease liability	2,299	-	2,299
Interest rate swaps	389	-	389
Total liabilities	827,321	195,857	1,023,178

Series C Preferred Units	1,737	-	1,737

Equity:
Common stock	456	-	456
Additional paid in capital	594,989	-	594,989
Accumulated deficit	(37,412)	-	(37,412)
Accumulated other comprehensive income	12,964	-	12,964
Total stockholders' equity	570,997	-	570,997
Non-controlling interest	6,209	-	6,209
Total equity	577,206	-	577,206

Total liabilities, redeemable non-controlling interest and equity	$1,406,264	$195,857	$1,602,121

Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended March 31, 2025

(Unaudited and in thousands except for share and per share amounts)

	Plymouth		Company
	Industrial	Ohio	Pro Forma		Company
	REIT, Inc.	Properties	Adjustments		Pro Forma
	(A)	(B)
Revenues:
Rental revenue	$45,418	$4,516	$340	(C)	$50,274
Management fee revenue and other income	153	-	-		153
Total revenues	45,571	4,516	340		50,427

Operating expenses:
Property	14,709	1,400	-		16,109
Depreciation and amortization	19,352	-	2,815	(D)	22,167
General and administrative	4,123	95	-		4,218
Total operating expenses	38,184	1,495	2,815		42,494

Other income (expense):
Interest expense	(6,849)	-	(2,786)	(D)	(9,635)
Loss in investment of unconsolidated joint ventures	(8,048)	-	-		(8,048)
Gain on sale of real estate	301	-	-		301
Gain on financing transaction	14,085	-	-		14,085
Unrealized gain from interest rate swap	131	-	-		131
Total other income (expense)	(380)	-	(2,786)		(3,166)

Net income (loss)	7,007	3,021	(5,261)		4,767
Less: Net income (loss) attributable to non-controlling interest	70	-	(24)	(E)	46
Less: Net income attributable to redeemable non-controlling interest - Series C Preferred Units	1,087	-	-		1,087
Net income (loss) attributable to Plymouth Industrial REIT, Inc.	5,850	3,021	(5,237)		3,634
Less: Amount allocated to participating securities	95	-	-		95
Net income (loss) attributable to common stockholders	5,755	3,021	(5,237)		3,539

Net income per share attributable to common stockholders - basic	$0.13				$0.08
Net income per share attributable to common stockholders - diluted	$0.13				$0.08
Weighted-average common shares outstanding - basic	45,086,639				45,086,639
Weighted-average common shares outstanding - diluted	45,095,867				45,095,867

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2024

(Unaudited and in thousands except for share and per share amounts)

	Plymouth		Company
	Industrial	Ohio	Pro Forma		Company
	REIT, Inc.	Properties	Adjustments		Pro Forma
	(A)	(B)
Revenues:
Rental revenue	$197,563	$17,562	$1,562	(C)	$216,687
Management fee revenue and other income	792	-	-		792
Total revenues	198,355	17,562	1,562		217,479

Operating expenses:
Property	61,718	5,484	-		67,202
Depreciation and amortization	85,729	-	10,155	(D)	95,884
General and administrative	14,764	329	-		15,093
Total operating expenses	162,211	5,813	10,155		178,179

Other income (expense):
Interest expense	(37,412)	-	(11,363)	(D)	(48,775)
Loss in investment of unconsolidated joint ventures	(5,145)	-	-		(5,145)
Loss on extinguishment of debt	(269)	-	-		(269)
Gain on sale of real estate	145,396	-	-		145,396
Gain on financing transaction	6,660	-	-		6,660
Loss on interest rate swap	(481)	-	-		(481)
Unrealized loss from interest rate swap	(39)	-	-		(39)
Total other income (expense)	108,710	-	(11,363)		97,347
Income tax provision	(2,487)				(2,487)
Net income (loss)	142,367	11,749	(19,956)		134,160
Less: Net income (loss) attributable to non-controlling interest	1,520	-	(88)	(E)	1,432
Less: Net income attributable to redeemable non-controlling interest - Series C Preferred Units	1,503	-	-		1,503
Net income (loss) attributable to Plymouth Industrial REIT, Inc.	139,344	11,749	(19,868)		131,225
Less: Amount allocated to participating securities	1,478	-	-		1,478
Net income (loss) attributable to common stockholders	137,866	11,749	(19,868)		129,747

Net income per share attributable to common stockholders - basic	$3.06				$2.88
Net income per share attributable to common stockholders - diluted	$3.06				$2.88
Weighted-average common shares outstanding - basic	44,989,288				44,989,288
Weighted-average common shares outstanding - diluted	45,046,432				45,046,432

Plymouth Industrial REIT, Inc.

Notes to Unaudited Pro Forma

Condensed Consolidated Financial Statements

(dollars in thousands)

1. Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2025

(A) Reflects the historical Condensed Consolidated Balance Sheet of the Company as of March 31, 2025.

(B) Reflects the $195,857 acquisition of the Ohio Properties as if the acquisition was completed on March 31, 2025. The pro forma adjustments include the allocation of the purchase price to reflect the intangible components of the acquisition.

2. Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2025

(A) Reflects the historical Condensed Consolidated Statement of Operations of the Company for the three months ended March 31, 2025.

(B) Reflects the results of operations related to the acquisition of the Ohio Properties as reflected in the Combined Statements of Revenue and Certain Expenses included herein.

(C) Represents the effect on rental revenue of the acquisition described in Note (B) for non-cash straight line rent adjustments and above/below lease revenue for the three months ended March 31, 2025.

(D) Reflects the effect of the acquisition described in Note (B) for depreciation and amortization expense and interest expense for the three months ended March 31, 2025.

(E) Reflects the effect of the acquisition described in Note (B) for net income (loss) attributable to non-controlling interest for the three months ended March 31, 2025.

3. Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2024

(A) Reflects the historical Condensed Consolidated Statement of Operations of the Company for the year ended December 31, 2024.

(B) Reflects the results of operations related to the acquisition of the Ohio Properties as reflected in the Combined Statements of Revenue and Certain Expenses included herein.

(C) Represents the effect on rental revenue of the acquisition described in Note (B) for non-cash straight line rent adjustments and above/below market lease revenue for the year ended December 31, 2024.

(D) Reflects the effect of the acquisition described in Note (B) for depreciation and amortization expense and interest expense for the year ended December 31, 2024.

(E) Reflects the effect of the acquisition described in Note (B) for net income (loss) attributable to non-controlling interest for the year ended December 31, 2024.